                                                                    Exhibit 99.1

               Ark Restaurants Announces Financial Results for the
                Third Quarter and Nine Months Ended July 2, 2005


CONTACT:
Robert Towers
(212) 206-8800
bob@arkrestaurants.com
----------------------


NEW YORK, New York - August 12, 2005 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter and nine month periods ended July 2, 2005.

For the three months ended July 2, 2005, the Company's income from continuing operations was $2,850,000, or $0.82 per share ($0.80 per diluted share), as compared to $2,996,000, or $0.89 per share ($0.85 per diluted share), for the same period last year.

Total revenues from continuing operations for the three-month period ended July 2, 2005 were $32.77 million versus $32.83 million in the same period last year. Compared to the same period last year, same store sales in the Company's Washington D.C. operations increased by 6.5%, same store sales in the Company's New York City operations increased by 3.8% and same store sales in the Company's Las Vegas operations decreased by 7.2%. Sales from the Company's Las Vegas operations represented 48.7% of the Company's total sales during the three-month period ended July 2, 2005.

For the nine months ended July 2, 2005, the Company's income from continuing operations increased to $4,154,000, or $1.21 per share ($1.17 per diluted share), from $3,996,000, or $1.22 per share ($1.17 per diluted share), for the same period last year.

Total revenues from continuing operations for the nine-month period ended July 2, 2005 were $84.44 million versus $82.36 million in the same period last year. Sales from the Company's Las Vegas operations represented 57.9% of the Company's total sales during the nine-month period ended July 2, 2005.

EBITDA from continuing operations for the three-month period ended July 2, 2005 was $5,159,000 versus $5,547,000 during the same three-month period last year.

EBITDA from continuing operations for the nine-month period ended July 2, 2005 was $8,698,000 versus $9,103,000 during the same nine-month period last year.

Net income for the three-month period ended July 2, 2005 was $2,822,000 compared to net income of $2,972,000 during the same three-month period last year. Net income for the nine-month period ended July 2, 2005 was $4,561,000 compared to $3,503,000 during the same nine-month period last year.

As of July 2, 2005, the Company had no long-term debt and a cash balance of $3,123,000.

During the quarter, the Company joined the new Russell Microcap'TM' Index when Russell

Investment Group reconstituted its family of U.S. indexes. Russell indexes are widely used by investment managers and institutional investors for index funds.

Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "We are extremely pleased with the Company's performance during the quarter considering that poor weather conditions during the quarter, as compared to last year, had affected revenues from our outdoor cafe seats in the Northeast. Otherwise, the performance of our operations in New York City and Washington, D.C., as well as Florida, remained strong. The results of our operations in Las Vegas during the quarter were somewhat disappointing, particularly with respect to our operations at the Venetian Casino Resort."

Ark Restaurants owns and operates 22 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Nine restaurants are located in New York City; nine in Las Vegas, Nevada; and four in Washington, DC. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and operates one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Russell, a global leader in multi-manager investment services, provides investment products and services in more than 39 countries. Russell manages more than $135 billion in assets and advises clients worldwide representing $2.3 trillion. Founded in 1936, Russell is a subsidiary of Northwestern Mutual and is headquartered in Tacoma, Wash., with additional offices in New York, Toronto, London, Paris, Singapore, Sydney, Auckland and Tokyo.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.




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ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 13 and 26 week periods ended July 2, 2005 and June 26, 2004


(In Thousands)
--------------

                                   13 weeks  13 weeks  39 weeks  39 weeks
                                    ended     ended     ended     ended

                                   July 2,   June 26,   July 2,  June 26,
                                     2005      2004      2005     2004
                                   --------  --------  --------  --------
TOTAL REVENUES                      $32,767   $32,831   $84,440   $82,355

COST AND EXPENSES:

Food and beverage cost of sales       8,157     8,273    21,334    21,057
Payroll expenses                      9,493     9,484    26,778    26,095
Occupancy expenses                    4,151     3,789    12,074    11,592
Other operating costs and expenses    4,044     4,379    10,533    10,513
General and administrative
 expenses                             1,900     1,531     5,455     4,491
Depreciation and amortization
 expenses                               900       835     2,648     2,857
                                    -------   -------   -------   -------

  Total costs and expenses           28,645    28,291    78,822    76,605
                                    -------   -------   -------   -------

OPERATING INCOME                      4,122     4,540     5,618     5,750
                                    -------   -------   -------   -------

OTHER (INCOME) EXPENSE:

Interest expense (income), net           (5)       55       (58)       98
Other income                           (137)     (172)     (432)     (496)
                                    -------   -------   -------   -------
  Total other income                   (142)     (117)     (490)     (398)
                                    -------   -------   -------   -------

Income from continuing operations
  before income taxes                 4,264     4,657     6,108     6,148

Provision for income taxes            1,414     1,661     1,954     2,152
                                    -------   -------   -------   -------

Income from continuing operations     2,850     2,996     4,154     3,996

DISCONTINUED OPERATIONS:
Income (loss) from operations of
 discontinued restaurants               (17)      (36)      598      (759)

Provision (benefit) for income
 taxes                                   11       (12)      191      (266)
                                    -------   -------   -------   -------

Income (loss) from discontinued
 operations                             (28)      (24)      407      (493)

NET INCOME                          $ 2,822   $ 2,972   $ 4,561   $ 3,503
                                    =======   =======   =======   =======


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic         $   .82   $   .89   $  1.21   $  1.22
Discontinued operations basic       $   .00   $  (.01)  $   .12   $  (.15)
                                    -------   -------   -------   -------
Net basic                           $   .82   $   .88   $  1.33   $  1.07
                                    =======   =======   =======   =======

Continuing operations diluted       $   .80   $   .85   $  1.17   $  1.17
Discontinued operations diluted     $   .00   $  (.01)  $   .11   $  (.14)
                                    -------   -------   -------   ------
Net diluted                         $   .80   $   .84   $  1.28   $  1.03
                                    =======   =======   =======   =======


WEIGHTED AVERAGE NUMBER OF SHARES-
 BASIC                                3,457     3,377     3,429     3,275
                                    =======   =======   =======   =======

WEIGHTED AVERAGE NUMBER OF SHARES-
 DILUTED                              3,546     3,509     3,555    3,417
                                    =======   =======   =======   =======

EBITDA from Continuing Operations
 Reconciliation
Pre tax earnings                    $ 4,264   $ 4,657   $ 6,108   $ 6,148
Depreciation and amortization           900       835     2,648     2,857
Interest, net                            (5)       55       (58)       98
                                    -------   -------   -------   -------

EBITDA (a)                          $ 5,159   $ 5,547   $ 8,698   $ 9,103
                                    =======   =======   =======   =======


(a) EBITDA from continuing operations is defined as earnings before interest, taxes depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA from continuing operations to the most comparable GAAP financial measure, net income, is included above.


-------------------
Contact:
     Ark Restaurants Corp.
     Robert Towers, 212-206-8800
     bob@arkrestaurants.com
     ----------------------